UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012 (November 1, 2012)

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor, New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

Today the registrant announced its estimate of net investment income per share for the first fiscal quarter ended September 30, 2012 is $0.46 per share, at the high end of the previously announced range.  The registrant expects to report net asset value of $10.88 per share, a $0.05 increase from the net asset value reported as of June 30, 2012.  This estimated financial information is preliminary and based on information available to the management team as of November 1, 2012, remains subject to the completion of the quarter end closing process and has not been reviewed by the registrant’s audit committee or independent registered accounting firm. Actual financial results may differ from these estimates.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By.	/s/	M. Grier Eliasek
Name:		M. Grier Eliasek
Title:		Chief Operating Officer

Date:  November 1, 2012